Exhibit 10.1

TILE SHOP HOLDINGS, INC.

NONDISCLOSURE, CONFIDENTIALITY, ASSIGNMENT AND NONCOMPETITION AGREEMENT

THIS NONDISCLOSURE, CONFIDENTIALITY, ASSIGNMENT AND NONCOMPETITION AGREEMENT (this “Agreement”) is made this 22nd day of July 2024, by and between Tile Shop Holdings, Inc., a Delaware corporation and its subsidiaries (collectively with any predecessors, successors, and assignees, the “Company”), and Cabell Lolmaugh (“I” or “me”), to be effective on July 22, 2024.    This Agreement replaces and supersedes in its entirety that certain Nondisclosure, Confidentiality, Assignment and Noncompetition Agreement between me and the Company that was previously entered into effective as of February 19, 2018. This Agreement hereby is incorporated into the employment agreement between me and the Company as Exhibit A thereto, replacing and superseding in its entirety any such prior Exhibit A.

In consideration of my engagement or continued engagement as an officer, employee, director, advisor, partner, independent contractor or consultant of the Company (an “Associate”), and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I hereby agree as follows:

1.DEFINITIONS.

1.1.    “Affiliate” means any direct or indirect subsidiary of the Company.

1.2. “Confidential Information” means any and all confidential and/or proprietary knowledge, data or information concerning the business, business relationships and financial affairs of the Company or its Affiliates whether or not in writing and whether or not labeled or identified as confidential or proprietary. By way of illustration, but not limitation, Confidential Information includes: (a) Inventions and (b) research and development activities of the Company or its Affiliates, services and marketing plans, business plans, budgets and unpublished financial statements, licenses, prices and costs, customer and supplier information and information disclosed to the Company or its Affiliates or to me by third parties of a proprietary or confidential nature or under an obligation of confidence. Confidential Information is contained in various media, including without limitation, patent applications, computer programs in object and/or source code, flow charts and other program documentation, manuals, plans, drawings, designs, technical specifications, laboratory notebooks, supplier and customer lists, internal financial data and other documents and records of the Company or its Affiliates.

1.3. “Inventions” means all ideas, concepts, discoveries, inventions, developments, improvements, formulations, products, processes, know-how, designs, formulas, methods, developmental or experimental work, clinical data, original works of authorship, software programs, software and systems documentation, trade secrets, technical data, or licenses to use (whether or not patentable or registrable under copyright or similar statutes), that are or were made, conceived, devised, invented, developed or reduced to practice or tangible medium by me, either alone or jointly with others (a) during any period that I am an Associate of the Company, whether or not during normal working hours or on the premises of the Company, which relate, directly or indirectly, to the business of the Company or its Affiliates, (b) at the request of or for the benefit of the Company during any period prior to my engagement as an Associate of the Company which relate, directly or indirectly, to the business of the Company or its Affiliates, or (c) which arise out of, or are incidental to, my engagement as an Associate of the Company.

1.4. “Prior Inventions” means any inventions made, conceived, devised, invented, developed or first reduced to practice by me, under my direction or jointly with others prior to the date of this Agreement and which do not constitute Inventions within the meaning of Section 1.3 above.

1.5. “Third Party Information” means any confidential or proprietary information received by the Company or its Affiliates from third parties.

2.CONFIDENTIALITY.

2.1.Recognition of the Company’s Rights. I understand that the Company continually obtains and develops valuable Confidential Information which may or has become known to me in connection with my engagement as an Associate of the Company. I acknowledge that all Confidential Information is and shall remain the exclusive property of the Company or the third party providing such Confidential Information to myself, the Company, or the Company’s Affiliates.

2.2.Nondisclosure of Confidential Information. I agree that during the term of my engagement as an Associate of the Company and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon, publish or otherwise make available to any third party (other than personnel of the Company or its Affiliates who need to know such information in connection with their work for the Company), any Confidential Information of the Company, except as such disclosure, use or publication may be required in connection with my work for the Company, or as expressly authorized in writing by an executive officer of the Company. I agree that I shall use such Confidential Information only in the performance of my duties for the Company and in accordance with any Company policies with respect to the protection of Confidential Information. I agree not to use such Confidential Information for my own benefit or for the benefit of any other person or business entity.

2.3.Third Party Information. In addition, I understand that the Company has received and in the future will receive Third Party Information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my engagement as an Associate of the Company and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel of the Company or its Affiliates who need to know such information in connection with the performance of their duties for the Company) or use any Third Party Information, except as such disclosure or use may be required in connection with the performance of my duties for the Company, or as expressly authorized in writing by an executive officer of the Company.

2.4.Exceptions. My obligations under Sections 2.2 and 2.3 hereof shall not apply to the extent that certain Confidential Information: (a) is or becomes generally known within the Company’s industry through no fault of mine; (b) was known to me at the time it was disclosed as evidenced by my written records at the time of disclosure; (c) is lawfully and in good faith made available to me by a third party who did not derive it from the Company or the Company’s

Affiliates and who imposes no obligation of confidence to me, the Company, or the Company’s Affiliates; or (d) is required to be disclosed by a governmental authority or by order of a court of competent jurisdiction, provided that such disclosure is subject to all applicable governmental or judicial protection available for like material and reasonable advance notice is given to the Company.

2.5.Protection and Return of Confidential Information. I agree to exercise all reasonable precautions to protect the integrity and confidentiality of Confidential Information in my possession and not to remove any materials containing Confidential Information from the premises of the Company, except to the extent necessary in the performance of my duties for the Company or unless expressly authorized in writing by an executive officer of the Company. Upon the termination of my engagement as an Associate of the Company, or at any time upon the Company’s request, I shall return immediately to the Company any and all notes, memoranda, specifications, devices, formulas and documents, together with copies thereof, and any other material containing or disclosing any Confidential Information of the Company or Third Party Information then in my possession or under my control.

2.6Protected Activity. Nothing contained in this Agreement, or any other agreement, policy, practice, procedure, directive or instruction maintained by the Company shall prohibit me from reporting possible violations of federal, state or local laws or regulations to any federal, state or local governmental agency or from making other disclosures that are protected under the whistleblower provisions of federal, state or local laws or regulations.  I do not need prior authorization of any kind to make any such reports or disclosures to any governmental agency and I am not required to notify the Company that I have made such reports or disclosures.  Nothing in this Agreement limits any right I may have to receive a whistleblower award or bounty for information provided to any governmental agency.

3.ASSIGNMENT OF INVENTIONS.

3.1.Ownership of Inventions. I acknowledge that all Inventions already existing at the date of this Agreement or which arise after the date of this Agreement, belong to and are the absolute property of the Company and will not be used by me for any purpose other than carrying out my duties as an Associate of the Company.

3.2.Assignment of Inventions; Enforcement of Rights. Subject to Section 3.6, I hereby assign and agree to assign in the future to the Company all of my right, title and interest to any and all Inventions and any and all related patent rights, copyrights and applications and registrations therefore. I also agree to assign all my right, title and interest in and to any particular Inventions to a third party as directed by the Company. During and after my engagement as an Associate of the Company, I shall cooperate with the Company, at the Company’s expense, in obtaining proprietary protection for the Inventions and I shall execute all documents which the Company shall reasonably request in order to perfect the Company’s rights in the Inventions. I hereby appoint the Company my attorney to execute and deliver any such documents on my behalf in the event I should fail or refuse to do so within a reasonable period following the Company’s request. I understand that, to the extent this Agreement shall be construed in accordance with the laws of any country or state which limits the assignability to the Company of certain inventions, this

Agreement shall be interpreted not to apply to any such invention which a court rules or the Company agrees is subject to such limitation.

3.3.Works for Hire. I acknowledge that all original works of authorship made by me (solely or jointly with others) within the scope of my engagement as an Associate of the Company or any prior engagement by the Company, which are protectable by copyright are intended to be “works made for hire”, as that term is defined in Section 101 of the United States Copyright Act of 1976 (the “Act”), and shall be the property of the Company and the Company shall be the sole author within the meaning of the Act. If the copyright to any such copyrightable work shall not be the property of the Company by operation of law, I will, without further consideration, assign to the Company all of my right, title and interest in such copyrightable work and will cooperate with the Company and its designees, at the Company’s expense, to secure, maintain and defend for the Company’s benefit copyrights and any extensions and renewals thereof on any and all such work. I hereby waive all claims to moral rights in any Inventions.

3.4.Records. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Inventions made by me during the period of my engagement as an Associate of the Company or any prior engagement by the Company, which records shall be available to and remain the sole property of the Company at all times.

3.5.Obligation to Keep Company Informed. During the period of my engagement as an Associate of the Company, and for six (6) months after termination of my engagement as an Associate of the Company, I agree to promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of my engagement as an Associate of the Company.

3.6.Prior Inventions. I further represent that the attached Schedule A contains a complete list of all Prior Inventions. Such Prior Inventions are considered to be my property or the property of third parties and are not assigned to the Company hereunder. If there is no such Schedule A attached hereto, I represent that there are no such Prior Inventions. If I am claiming any Prior Inventions on Schedule A, I agree that, if in the course of my engagement as an Associate of the Company or any prior engagement by the Company, I incorporate any Prior Invention into a Company product, process or machine, the Company shall automatically be granted and shall have a non-exclusive, royalty-free, irrevocable, transferable, perpetual, world-wide license (with rights to sublicense) to make, have made, modify, use and sell such Prior Invention as part of, or in connection with, such product, process or machine. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company’s prior written consent.

4.OTHER AGREEMENTS.

4.1.No Conflicting Obligations. I hereby represent to the Company that, except as identified on Schedule B, I am not bound by any agreement or any other previous or existing business relationship which conflicts with or prevents the full performance of my duties and obligations to the Company (including my duties and obligations under this or any other agreement with the Company) during my engagement as an Associate of the Company. I agree I will not enter into, any agreement either written or oral that conflicts with this Agreement.

4.2.No Improper Use of Information of Prior Employers or Others. I understand that the Company does not desire to acquire from me any trade secrets, know-how or confidential business information I may have acquired from others. Therefore, I agree during my engagement as an Associate of the Company, I will not improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer, or any other person or entity with whom I have an agreement or to whom I owe a duty to keep such information in confidence. Those persons or entities with whom I have such agreements or to whom I owe such a duty are identified on Schedule B.

5.NON-COMPETITION. I agree that while I am engaged as an Associate of the Company and for a period of one (1) year after termination or cessation of such engagement for any reason, I shall not, without the Company’s prior written consent, directly or indirectly, as a principal, employee, consultant, partner, or stockholder of, or in any other capacity with, any business enterprise (other than in my capacity as a holder of not more than 1% of the combined voting power of the outstanding stock of a publicly held company) (a) engage in direct or indirect competition with the Company or its Affiliates, (b) conduct a business of the type or character engaged in by the Company or its Affiliates at the time of termination or cessation of my engagement as an Associate of the Company, or (c) develop products or services competitive with those of the Company or its Affiliates.

6.GENERAL NON-SOLICITATION. I agree that while I am engaged as an Associate of the Company and for a period of one (1) year after termination or cessation of such engagement for any reason, I shall not solicit, divert or take away, or attempt to divert or take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company or its Affiliates which were contacted, solicited or served by me while I was engaged as an Associate of the Company or any Affiliate.

7.NON-SOLICITATION OF EMPLOYEES AND CONSULTANTS. I agree that while I am engaged as an Associate of the Company and for a period of one (1) year after termination or cessation of such engagement for any reason, I shall not directly or indirectly hire, recruit, or solicit any employee, independent contractor or consultant of the Company or its Affiliates, or induce or attempt to induce any employee independent contractor or consultant of the Company or its Affiliates to discontinue his or her relationship with the Company or its Affiliates.

8.NOTICE OF SUBSEQUENT EMPLOYMENT OR ENGAGEMENT. I shall, for a period of one (1) year after the termination or cessation of my engagement as an Associate of the Company, notify the Company of any change of address, and of any subsequent employment or engagement (stating the name and address of the employer and the nature of the position) or any other business activity.

9.GENERAL.

9.1.Assignment; Successors and Assigns. This Agreement may not be assigned by either party except that the Company may assign this Agreement to any Affiliate or in connection with the merger, consolidation or sale of all or substantially all of its business or assets. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and other legal representatives and, to the extent that any assignment hereof is permitted hereunder, their assignees.

9.2.Entire Agreement. The obligations pursuant to Sections 2 and 3 of this Agreement shall apply to any time during which I was previously engaged as an Associate of the Company, or am in the future engaged as an Associate of the Company or any Affiliate if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement supersedes all prior agreements, written or oral, with respect to the subject matter of this Agreement.

9.3.Severability. In the event that any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and all other provisions shall remain in full force and effect. If any of the provisions of this Agreement is held to be excessively broad, it shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law. I agree that should I violate any obligation imposed on me in this Agreement, I shall continue to be bound by the obligation until a period equal to the term of such obligation without violation of such obligation.

9.4.Amendments and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any occasion if effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

9.5.Employment. I understand that this Agreement does not constitute a contract of employment or create an obligation on the part of the Company to continue my employment (if any) with the Company. I understand that my employment (if any) is “at will” and that my obligations under this Agreement shall not be affected by any change in my position, title or function with, or compensation, by the Company. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

9.6.Legal and Equitable Remedies. I acknowledge that (a) the business of the Company and its Affiliates is global in scope and its services may be marketed and sold throughout the world; (b) the Company and its Affiliates compete with other businesses that are or could be located in any part of the world; (c) the Company has required that I make the covenants contained in this Agreement as a condition to my engagement as an Associate of the Company; and (d) the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and its Affiliates and are reasonable for such purpose. I agree that any breach of this Agreement by me will cause irreparable damage to the Company and its Affiliates and that in the event of such breach, the Company shall be entitled, in addition to monetary damages and to any other remedies available to the Company under this Agreement and at law, to equitable relief, including injunctive relief, and to payment by myself of all costs incurred by the Company in enforcing of the provisions of this Agreement, including reasonable attorneys’ fees. I agree that should I violate any obligation imposed on me in this Agreement, I shall continue to be bound by the obligation until a period equal to the term of such obligation has expired without violation of such obligation.

9.7.Governing Law. This Agreement shall be construed as a sealed instrument and shall in all events and for all purposes be governed by, and construed in accordance with, the laws of the State of Delaware without regard to any choice of law principle that would dictate the application of the laws of another jurisdiction. Any action, suit or other legal proceeding which I may commence to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of Delaware (or, if appropriate, a federal court located within the State of Delaware), and I hereby consent to the jurisdiction of such court with respect to any action, suit or proceeding commenced in such court by the Company.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written as an instrument under seal.

ASSOCIATE

/s/ Cabell Lolmaugh

Cabell Lolmaugh

TILE SHOP HOLDINGS, INC.

By: /s/ Mark Davis

Name: Mark Davis

Title: Senior Vice President, Chief Financial Officer & Secretary